Exhibit 99.1
For more information, contact:
Ronald L. Smith
Chief Financial Officer
(336) 316-5545
Unifi Announces Fourth Quarter Results
          GREENSBORO, N.C. — July 29, 2010 — Unifi, Inc. (NYSE:UFI) today released preliminary operating results for its fourth quarter and fiscal year ended June 27, 2010. The Company reported net income of $5.5 million or $0.09 per share for the fourth quarter of fiscal year 2010 compared to a net loss of $6.3 million or $0.10 per share for the prior year June quarter. Net sales for the fourth quarter were $177 million, an increase of $37.1 million or 26.6% compared to net sales of $140 million for the prior year quarter. Adjusted EBITDA for the fourth quarter was $14.1 million compared to Adjusted EBITDA of $9.6 million for the prior year quarter.
          For the 2010 fiscal year, net income was $10.7 million or $0.18 per share, which represents the Company’s first profitable year since fiscal 2000 and an improvement of $59.7 million or $0.97 per share, from the prior year period. Highlights for the 2010 fiscal year include:
•	Net sales increased by $63.1 million or 11.4 percent to $616.8 million, reflecting retail sales improvements in the Company’s core apparel, home furnishings and automotive categories;

•	Gross profit increased by $43.0 million, reflecting the benefits of higher capacity utilization and the Company’s focus on continuous improvement across the organization; and

•	Adjusted earnings before income taxes, depreciation and amortization (Adjusted EBITDA) increased by $32.0 million to $55.3 million for the year.
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Unifi Announces Fourth Quarter Results — page 2
          Ron Smith, Chief Financial Officer for Unifi, said, “Our volumes continued to strengthen during the June quarter as a result of improvements in retail sales, which continue to show signs of recovery and positive regional sourcing trends. Results for the quarter were also positively impacted by the Company’s share of earnings in Parkdale America, as well as continued improvements in our operations in Brazil and China.”
          Cash-on-hand at June 27, 2010 was $42.7 million, a decrease of $9.8 million from the end of the prior quarter, as cash generated by operations funded investments in capital expenditures, the startup of REPREVE™ Renewables LLC and the Company’s semi-annual interest payment. During the fourth quarter, the Company also announced redemption of $15 million of its 11.5% Senior Secured Notes due 2014, which it successfully completed after year-end.
          “The management team, put into place in October 2007, has done an outstanding job of developing and implementing the strategies that successfully led the Company through the recession and produced our first profitable year in ten years,” said Bill Jasper, President and CEO of Unifi. “Our consistent focus on market share, cost control, lean manufacturing and statistical process control, coupled with market improvements across our major segments, has enabled the Company to exceed its financial and operational goals for the year. As we continue to drive these efforts, we expect to maintain these gains and achieve additional improvements during the 2011 fiscal year.”
          The Company will host a conference call and web cast at 10:00 a.m. (Eastern Time) today, July 29, 2010, to discuss the preliminary results for the quarter. The conference call can be accessed by dialing (888) 680-0894 (Domestic) or (617) 213-4860 (International)
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Unifi Announces Fourth Quarter Results — page 3
and entering the passcode 61053308. Participants may pre-register for the conference call at https://www.theconferencingservice.com/prereg/key.process?key=PGJE7MA3E. There will also be a live audio web cast of the call, which may be accessed on the Company’s website at www.unifi.com or http://investor.unifi.com. Following management’s comments, there will be an opportunity for questions from the financial community.
          A replay will be made available approximately two hours after the conclusion of the call. The replay can be accessed by dialing (888) 286-8010 (Domestic) or (617) 801-6888 (International) and entering the passcode 96036779. This replay line will be available through August 5, 2010. In addition, a replay of the web cast will also be available on the Company’s website and archived for up to twelve months following the call.
          Unifi, Inc. (NYSE: UFI) is a diversified producer and processor of multi-filament polyester and nylon textured yarns and related raw materials. The Company adds value to the supply chain and enhances consumer demand for its products through the development and introduction of branded yarns that provide unique performance, comfort and aesthetic advantages. Key Unifi brands include, but are not limited to: AIO® — all-in-one performance yarns, SORBTEK®, A.M.Y.®, MYNX® UV, REPREVE®, REFLEXX®, MICROVISTA® and SATURA®. Unifi’s yarns and brands are readily found in home furnishings, apparel, legwear, and sewing thread, as well as industrial, automotive, military, and medical applications. For more information about Unifi, visit www.unifi.com, or to learn more about REPREVE®, visit www.repreve.com.
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Financial Statements to Follow

Unifi Announces Fourth Quarter Results — page 4
UNIFI, INC.
CONSOLIDATED BALANCE SHEETS
(Amounts in Thousands)

	June 27, 2010	June 28, 2009
	(Unaudited)
Assets
Cash and cash equivalents	$42,691	$42,659
Receivables, net	91,243	77,810
Inventories	111,007	89,665
Deferred income taxes	1,623	1,223
Assets held for sale	—	1,350
Restricted cash	—	6,477
Other current assets	6,119	5,464

Total current assets	252,683	224,648

Property, plant and equipment, net	151,499	160,643
Restricted cash	—	453
Intangible assets, net	14,135	17,603
Investments in unconsolidated affiliates	73,543	60,051
Other noncurrent assets	12,605	13,534

	$504,465	$476,932

Liabilities and Shareholders’ Equity
Accounts payable	$40,662	$26,050
Accrued expenses	21,725	15,269
Income taxes payable	505	676
Current maturities of long-term debt and other current liabilities	15,327	6,845

Total current liabilities	78,219	48,840

Notes payable	163,722	179,222
Other long-term debt and liabilities	2,531	3,485
Deferred income taxes	97	416
Shareholders’ equity	259,896	244,969

	$504,465	$476,932

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Unifi Announces Fourth Quarter Results — page 5
UNIFI, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited) (In Thousands Except Per Share Data)

	For the Quarters Ended		For the Years Ended
	June 27, 2010	June 28, 2009	June 27, 2010	June 28, 2009
Summary of Operations:
Net sales	$176,960	$139,833	$616,753	$553,663
Cost of sales	158,712	127,436	545,253	525,157
Restructuring charges (recoveries)	485	(202)	739	91
Write down of long-lived assets	—	350	100	350
Goodwill impairment	—	—	—	18,580
Selling, general & administrative expenses	11,615	9,766	46,183	39,122
Provision for bad debts	216	620	123	2,414
Other operating (income) expense, net	(491)	371	(1,033)	(5,491)

Non-operating (income) expense:
Interest income	(770)	(684)	(3,125)	(2,933)
Interest expense	5,477	5,560	21,889	23,152
Gain on extinguishment of debt	—	(251)	(54)	(251)
Equity in (earnings) losses of unconsolidated affiliates	(5,846)	1,218	(11,693)	(3,251)
Write down of investment in unconsolidated affiliate	—	—	—	1,483

Income (loss) from continuing operations before income taxes	7,562	(4,351)	18,371	(44,760)
Provision for income taxes	2,090	1,903	7,686	4,301

Income (loss) from continuing operations	5,472	(6,254)	10,685	(49,061)
Income (loss) from discontinued operations, net of tax	—	(2)	—	65

Net income (loss)	$5,472	$(6,256)	$10,685	$(48,996)

Earnings (loss) per share from continuing operations and net income:
Income (loss) per common share — basic	$0.09	$(0.10)	$0.18	$(0.79)

Income (loss) per common share — diluted	$0.09	$(0.10)	$0.17	$(0.79)

Weighted average shares outstanding — basic	60,172	62,057	60,974	61,820

Weighted average shares outstanding — diluted	61,003	62,057	61,417	61,820
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Unifi Announces Fourth Quarter Results — page 6
UNIFI, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited) (Amounts in Thousands)

	For Fiscal Years Ended
	June 27, 2010	June 28, 2009
Cash and cash equivalents at beginning of year	$42,659	$20,248
Operating activities:
Net income (loss)	10,685	(48,996)
Adjustments to reconcile net income (loss) to net cash provided by continuing operating activities:
Income from discontinued operations	—	(65)
Earnings of unconsolidated affiliates, net of distributions	(8,428)	437
Depreciation	22,843	28,043
Amortization	4,573	4,430
Stock-based compensation expense	2,124	1,425
Deferred compensation expense, net	431	165
Net (gain) loss on asset sales	680	(5,856)
Gain on extinguishment of debt	(54)	(251)
Restructuring charges	739	91
Write down of long-lived assets	100	350
Goodwill impairment	—	18,580
Write down of investment in unconsolidated affiliate	—	1,483
Deferred income tax	(652)	360
Provision for bad debts	123	2,414
Other	258	400
Change in assets and liabilities, excluding effects of acquisitions and foreign currency adjustments	(12,841)	13,950

Net cash provided by continuing operating activities	20,581	16,960

Investing activities:
Capital expenditures	(13,112)	(15,259)
Investment in joint ventures	(4,800)	—
Acquisition of intangible asset	—	(500)
Proceeds from sale of unconsolidated affiliate	—	9,000
Proceeds from sale of capital assets	1,717	7,005
Change in restricted cash	7,508	25,277
Other	(238)	(218)

Net cash (used in) provided by investing activities	(8,925)	25,305

Financing activities:
Payments of long-term debt	(7,943)	(97,345)
Borrowings of long-term debt	—	77,060
Purchase and retirement of Company stock	(4,995)	—
Proceeds from stock option exercises	—	3,831
Other	(368)	(305)

Net cash used in financing activities	(13,306)	(16,759)

Cash flows of discontinued operations:
Operating cash flow	—	(341)

Net cash used in discontinued operations	—	(341)

Effect of exchange rate changes on cash and cash equivalents	1,682	(2,754)

Net increase in cash and cash equivalents	32	22,411

Cash and cash equivalents at end of year	$42,691	$42,659

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Unifi Announces Fourth Quarter Results — page 7
Adjusted EBITDA Reconciliation
to Net Income (Loss)
(Amounts in thousands)
(Unaudited)

	/----------Quarters Ended----------\		/----------Years Ended-------------\
	June 27,	June 28,	June 27,	June 28,
	2010	2009	2010	2009
Net income (loss)	$5,472	$(6,256)	$10,685	$(48,996)
(Income) loss from discontinued operations, net of tax	—	2	—	(65)
Provision for income taxes	2,090	1,903	7,686	4,301
Interest expense, net	4,707	4,876	18,764	20,219
Depreciation and amortization expense	6,483	6,951	26,312	31,326
Equity in (earnings) losses of unconsolidated affiliates	(5,846)	1,218	(11,693)	(3,251)
Non-cash compensation, net of distributions	256	607	2,555	1,500
(Gain) loss on sales or disposals of PP&E	(273)	9	680	(5,856)
Currency and hedging (gains) losses	(86)	370	(145)	354
Write down of long-lived assets and unconsolidated affiliate	—	350	100	1,833
Gain on extinguishment of debt	—	(251)	(54)	(251)
Goodwill impairment	—	—	—	18,580
Restructuring charges (recoveries)	485	(240)	739	53
Asset consolidation and optimization expense	—	47	—	3,508
Gain from the sale of nitrogen credits	—	—	(1,400)	—
UCA startup costs	860	—	1,027	—
Kinston shutdown expenses	—	—	—	30

Adjusted EBITDA	$14,148	$9,586	$55,256	$23,285

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Unifi Announces Fourth Quarter Results — page 8
NON-GAAP FINANCIAL MEASURES
Non-GAAP Financial Measures
          Included in this presentation are certain non-GAAP financial measures designed to complement the financial information presented in accordance with generally accepted accounting principles in the United States of America because management believes such measures are useful to investors.
     Adjusted EBITDA
          Adjusted EBITDA represents net income or loss before income tax expense, interest expense, net, depreciation and amortization expense and loss or income from discontinued operations, adjusted to exclude equity in earnings and losses of unconsolidated affiliates, write down of long-lived assets and unconsolidated affiliate, non-cash compensation expense net of distributions, gains or losses on sales or disposals of property, plant and equipment, currency and hedging gains and losses, gain on extinguishment of debt, goodwill impairment, restructuring charges and recoveries, asset consolidation and optimization expense, gain from the sale of nitrogen credits, UCA startup costs, and Kinston shutdown expenses. We present Adjusted EBITDA as a supplemental measure of our operating performance and ability to service debt. We also present Adjusted EBITDA because we believe such measure is frequently used by securities analysts, investors and other interested parties in the evaluation of companies in our industry and in measuring the ability of “high-yield” issuers to meet debt service obligations.
          Adjusted EBITDA is an alternative view of performance used by management and we believe that investors’ understanding of our performance is enhanced by disclosing this performance measure. Our management uses Adjusted EBITDA: (i) as a measurement of operating performance because it assists us in comparing our operating performance on a consistent basis as it removes the impact of (a) items directly related to our asset base (primarily depreciation and amortization) and (b) unusual items that we would not expect to occur as a part of our normal business on a regular basis; (ii) for planning purposes, including the preparation of our annual operating budget; (iii) as a valuation measure for evaluating our operating performance and our capacity to incur and service debt, fund capital expenditures and expand our business; and (iv) as one measure in determining the value of other acquisitions and dispositions. Adjusted EBITDA is also a key performance metric utilized in the determination of variable compensation for our employees pursuant to their compensation arrangements.
          We believe that the use of Adjusted EBITDA as an operating performance measure provides investors and analysts with a measure of operating results unaffected by differences in capital structures, capital investment cycles, and ages of related assets, among otherwise comparable companies. We also believe Adjusted EBITDA is an appropriate supplemental measure of debt service capacity, because cash expenditures on interest are, by definition, available to pay interest, and tax expense is inversely correlated to interest expense because tax expense goes down as deductible interest expense goes up; depreciation and amortization are non-cash charges. Equity in earnings and losses of unconsolidated affiliates is excluded because such earnings or losses do not reflect our operating performance. The other items excluded from Adjusted EBITDA are excluded in order to better reflect the performance of our continuing operations.
          In evaluating Adjusted EBITDA, you should be aware that in the future we may incur expenses similar to the adjustments in this presentation. Our presentation of Adjusted EBITDA should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items. Adjusted EBITDA is not a measurement of our financial performance under GAAP and should not be considered as an alternative to net income, operating income or any other performance measures derived in accordance with GAAP or as an alternative to cash flow from operating activities as a measure of our liquidity.
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Unifi Announces Fourth Quarter Results — page 9
NON-GAAP FINANCIAL MEASURES
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          Our Adjusted EBITDA measure has limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of our results as reported under GAAP. Some of these limitations are:
     • it does not reflect our cash expenditures, future requirements for capital expenditures or contractual commitments;
     • it does not reflect changes in, or cash requirements for, our working capital needs;
     • it does not reflect the significant interest expense or the cash requirements necessary to service interest or principal payments on our debt;
     • although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and our Adjusted EBITDA measure does not reflect any cash requirements for such replacements;
     • it is not adjusted for all non-cash income or expense items that are reflected in our statements of cash flows;
     • it does not reflect the impact of earnings or charges resulting from matters we consider not indicative of our ongoing operations;
     • it does not reflect limitations on or costs related to transferring earnings from our subsidiaries to us; and
     • other companies in our industry may calculate this measure differently than we do, limiting its usefulness as a comparative measure.
          Because of these limitations, Adjusted EBITDA should not be considered as a measure of discretionary cash available to us to invest in the growth of our business or as a measure of cash that will be available to us to meet our obligations, including those under the notes. You should compensate for these limitations by relying primarily on our GAAP results and using Adjusted EBITDA only supplementally.
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Unifi Announces Fourth Quarter Results — page 10
CAUTIONARY STATEMENT ON FORWARD-LOOKING STATEMENTS
          Certain statements included herein contain forward-looking statements within the meaning of federal securities laws about Unifi, Inc.’s (the “Company”) financial condition and results of operations that are based on management’s current expectations, estimates and projections about the markets in which the Company operates, as well as management’s beliefs and assumptions. Words such as “expects,” “anticipates,” “believes,” “estimates,” variations of such words and other similar expressions are intended to identify such forward-looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions, which are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in, or implied by, such forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s judgment only as of the date hereof. The Company undertakes no obligation to update publicly any of these forward-looking statements to reflect new information, future events or otherwise.
          Factors that may cause actual outcome and results to differ materially from those expressed in, or implied by, these forward-looking statements include, but are not necessarily limited to, availability, sourcing and pricing of raw materials, the success of our subsidiaries, pressures on sales prices and volumes due to competition and economic conditions, reliance on and financial viability of significant customers, operating performance of joint ventures, alliances and other equity investments, technological advancements, employee relations, changes in construction spending, capital expenditures and long-term investments (including those related to unforeseen acquisition opportunities), continued availability of financial resources through financing arrangements and operations, outcomes of pending or threatened legal proceedings, negotiation of new or modifications of existing contracts for asset management and for property and equipment construction and acquisition, regulations governing tax laws, other governmental and authoritative bodies’ policies and legislation, and proceeds received from the sale of assets held for disposal. In addition to these representative factors, forward-looking statements could be impacted by general domestic and international economic and industry conditions in the markets where the Company competes, such as changes in currency exchange rates, interest and inflation rates, recession and other economic and political factors over which the Company has no control. Other risks and uncertainties may be described from time to time in the Company’s other reports and filings with the Securities and Exchange Commission.
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